                                                 EXHIBIT 3.2
                                                 -----------


The following Amended and Restated Articles of Incorporation are compiled from the most recent official Restated Articles of Incorporation and subsequent Amendment.



                           AMENDED AND RESTATED
                        ARTICLES OF INCORPORATION
                                    OF
                           WILLBROS GROUP, INC.



     FIRST:     Name.     The name of the Corporation is
     -----      ----

                    WILLBROS GROUP, INC.


     SECOND:    Purposes.     The general purpose of the
     ------     --------
Corporation is to do any and all of the things and to exercise any and all of the powers hereinafter set forth, in any part of the world, namely:

     (a)        To carry on and conduct a general

contracting, engineering and petroleum services and

construction business; to engineer, design, operate, plan,

maintain, erect, construct, improve, enlarge, repair, alter,

renovate, decorate, furnish and engage in work upon

pipelines and related facilities, refineries, buildings,

streets, roads, highways, bridges, viaducts, railroads,

railway structures, piers, docks, mines, shafts, waterworks,

reservoirs, dams, canals, sewer systems, electrical

transmission systems, excavations, and telephone and

telegraph systems, and other structures and works; to employ mechanics, laborers, artisans, and workmen; to make

contracts and sub-contracts for work and materials; and to

purchase, manufacture, sell and otherwise deal in and with

building and construction materials, machinery, equipment

and supplies of every kind and description.

                To construct, engineer, design, purchase,

plan or otherwise acquire, improve, enlarge, repair, alter,

renovate, lease as lessee, maintain, operate, sell or

otherwise dispose of, lease as lessor, mortgage and deal in

and with pipelines, gathering lines, lateral lines, pumping

stations, tanks, compressors, bridges, structures, tunnels,

buildings, plants and communication equipment used for the

transmission,

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                            - 2 -

storage, processing and distributing of gas, oil, petroleum

products and by-products, dairy products, water,

fertilizers, coal slurries and any and all other products,

commodities and materials, whether of a similar or different nature.

                To explore for, mine, refine, develop,

improve, conduct experimentation on, process, generate,

retrieve, transport, transmit or gather any form of energy

and to design, construct or provide any facilities,

machinery or equipment necessary or convenient to the

conduct of such activities.

     (b)        To establish, transact and carry on

generally a financial, investment holding, brokerage,

guaranty, consultancy, underwriting, mercantile, trading,

manufacturing, exporting, importing, freight forwarding,

design, engineering, architectural, construction,

installation, maintenance, repair, purchasing, inspection,

shipping, transportation, chartering, leasing, agricultural,

auditing, hostelry, food, beverage, clothing, fishing,

mining, exploration, development, communication,

advertising, and warehousing business and, in general, to

engage in any other lawful business, trade or activity

related to such activities, including without limitation

marine services such as the design, engineering,

construction, fabrication or installation of onshore and

offshore structures, pilings, pipelines, piers, dock

facilities and bridges, the operation of vessels, the

transportation of rigs and offshore facilities, whether or

not such business, trade or activity is similar to the

aforementioned purposes.

     (c)        To invest the capital of the Corporation,

accretions to capital and the income of the Corporation or

any part thereof, as the Board of Directors may determine,

in real property, including the construction and alteration

of buildings, and in personal property of any description

whatsoever, including mortgages, bonds, shares and other

securities, and from time to time to change said investments by sale, exchange or otherwise, and to invest the proceeds

of any sale or sales in other investments of a like nature.

     (d)         To establish, transact and carry on the

business of a manufacturing, merchandising and trading

company; to manufacture, purchase, lease, sublease and

acquire by contract, license or otherwise; to hold, own,

mortgage, pledge, hypothecate, exchange, sell, assign, and

transfer, or otherwise dispose of; and to manage, invest,

trade and deal in and with, both for its own account and for the account

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                            - 3 -

of others, raw materials, goods, wares, merchandise,

commodities and other property of every kind, nature and

description.

     (e)        To establish, transact and carry on the

business of exporters, importers and forwarders as

principal, factor, agent, broker, commission merchant or

otherwise, in the Republic of Panama, and in any and all

colonies, dependencies, dominions, possessions, states,

territories and countries foreign thereto; to export from

and import into the Republic of Panama and from and into any and all colonies, dependencies, dominions, possessions,

states, territories and countries foreign thereto, as

principal, factor, agent, broker, commission merchant or

otherwise, raw materials, goods, wares, merchandise,

commodities and other property of every kind, nature and

description; to deal in bills of lading, warehouse receipts

and any and all other documents necessary or incidental to

the conduct of such business; to act as factor, agent,

broker, representative, trustee or commission merchant for

any person or company and as trustee without conducting

trust businesses in the Republic of Panama.

     (f)        To purchase, build, hire, charter, or

otherwise own, hold, use and dispose of steam and other

ships and vessels and their appurtenances; to establish,

operate and maintain steam and other ships and vessels

between any cities, towns and ports in the Republic of

Panama or in any part of the world; and generally to

transport passengers, raw materials, goods, wares,

merchandise, commodities, animals and other property of

every kind, nature and description.

     (g)        To apply for, purchase, register or in any

manner to acquire, hold, own, use, operate, introduce, sell,

lease, assign, pledge or in any manner dispose of, and in

any manner deal with, patents, patent rights, licenses,

copyrights, trade marks, trade names, formulae, secret

processes, inventions, improvements and processes used in

connection with or secured under leases, patents or similar

rights granted by the Republic of Panama or by any other

country or government or otherwise; to acquire, own, use,

deal in or with, and in any manner dispose of any and all

inventions, improvements, and processes, labels, designs,

brands and other rights; and to work operate, exercise or

develop the same and to carry on any business which the

Corporation may deem advantageous to effectuate, directly or indirectly, these purposes or any of them.

     (h)        To guarantee or become liable for the

payment of money or for the performance of any obligations,

and generally to transact all kinds of guarantee business,

and also to transact all kinds of agency business.

     (i)        To acquire by original subscription,

syndicate participation, tender, purchase, or otherwise, and to hold, sell, exchange, surrender, lease, assign, transfer,

mortgage, charge, convert, turn to account, deal in, pledge

or otherwise dispose of shares, stocks, debenture stocks,

scrip, debentures, bonds, mortgages, notes, warrants,

coupons, drafts, obligations, securities, produce,

concessions, options, patents, annuities, licenses,

policies, debts, business concerns and goodwill, claims,

privileges, choses in action, commercial instruments,

evidences of indebtedness and contracts, of every nature and kind, issued, created or guaranteed by any other person or

company and irrespective of the business which it may be

carrying on or be authorized to carry on, and irrespective

of the locality in which it operates, or issued, created or

guaranteed by any government, public body or authority,

municipal, local or otherwise, and whether of the Republic

of Panama or elsewhere, and while the owner thereof to

receive, collect and dispose of interest and dividends

thereon and income therefrom, and to exercise all the

rights, powers and privileges of ownership, including the

right to vote thereon.

    (j)        To acquire and undertake the whole or any

part of the business, property and liabilities of any person or company carrying on any business or possessed of property suitable for the purposes of the Corporation, and to carry

on, conduct, assist, subsidize, contribute to, dissolve or

liquidate any business so acquired, or any other business

which can be advantageously carried on by the Corporation;

to organize, incorporate, reorganize, aid, assist

(financially or otherwise), amalgamate, consolidate or merge with any subsidiary or affiliated company, or any other

company and to do any and all things necessary or convenient to carry such purposes into effect.

     (k)        To draw, make, accept, indorse, discount,

execute, issue and deal in promissory notes, bills of

exchange, bills of lading, warrants, debentures and other

negotiable or transferable instruments.

     (l)        To purchase, take on lease or in exchange,

hire or otherwise acquire, hold, sell, mortgage or pledge,

transfer or otherwise dispose of any real and personal

property and any rights and privileges which the Corporation may think
necessary or convenient for the purposes of its business;

and to pay for any such property and any rights, interests

or privileges acquired by the Corporation in exchange for

money or other property, rights or interests held by the

Corporation, or for the issuance or assignment and delivery

in exchange therefor (in any manner permitted by law) its

own shares, bonds, debentures, notes, certificates of

indebtedness or other obligations, or any of them, however

evidenced.

     (m)        To purchase or otherwise acquire, hold,

sell, pledge, transfer or otherwise dispose of, and to

reissue its own capital stock, bonds, debentures, notes or

other securities, obligations or evidences of indebtedness

of the Corporation from time to time to such extent and in

such manner and upon such terms and conditions as the Board

of Directors shall determine; provided, however, that shares of its own capital stock belonging to the Corporation shall

not be voted upon directly or indirectly.

     (n)        To borrow money, to issue bonds, promissory

notes, bills of exchange, debentures, and other obligations,

securities and evidences of indebtedness, whether secured by mortgage, pledge, deed of trust or otherwise, or unsecured,

for money borrowed or in payment of property, real or

personal, purchased or acquired, for labor done or for any

other lawful object; and to mortgage or pledge all or any

part of its properties, rights, interests, easements and

franchises, including after-acquired property or rights, and any and all shares of stock, bonds, debentures or other

securities, obligations or evidences of indebtedness at any

time owned or held by it.

     (o)        To insure with any other person or company

against losses, damages, risks and liabilities of all kinds

which may affect the Corporation.

     (p)        To establish and support or aid in the

establishment and support of associations, institutions,

funds and services calculated to benefit employees or ex-

employees of the Corporation or the dependents or relatives

of such persons, to grant pensions and allowances, to make

payments towards insurance, and to subscribe or guarantee

money for charitable or benevolent objects or for any

exhibition or for any public, general or useful objects.

     (q)        To make and carry into effect any agreement

or contract for sharing profits, union of interests,

cooperation, joint adventure, reciprocal concession or

otherwise with, and to manage or supervise any person or

company, carrying on or engaged in, or about to carry on or

engage in, any business or transaction which the

Corporation is authorized to carry on or engage in, or any

business or transaction capable of being conducted so as to

benefit the Corporation directly or indirectly; and to

accept by way of consideration for any such agreement or

contract or for management services, cash or any stock,

debentures or securities of any person or company.

     (r)        To establish or promote and to cause to be

incorporated any company for the purpose of acquiring all or any part of the property and liabilities of the Corporation,

or for any other purpose which may seem calculated to

benefit the Corporation directly or indirectly.

     (s)        To enter into, make, perform and carry out

contracts of every kind for any lawful purpose; to enter

into any arrangements with any governments or authorities,

municipal, local or otherwise and to obtain from any such

government or authority, any rights, privileges and

concessions which the Corporation may consider desirable to

obtain; and to carry out, exercise, and comply with any such arrangements, rights, privileges and concessions.

     (t)        To sell, lease or otherwise dispose of the

whole or any part of the assets, rights, property or

undertakings of the Corporation for cash, shares,

debentures, bonds, mortgages or other securities of any

other company, or for such consideration as the Board of

Directors may think fit; and to improve, manage, develop,

exchange, mortgage, turn to account or otherwise deal with

all or any part of the assets, rights and property of the

Corporation.

     (u)        To lend or advance money or give credit to,

or give guarantee or become security for, stockholders,

officers or directors of the Corporation, to any person,

firm or corporation in which the Corporation has any direct

or indirect beneficial interest, wherever located, any

customers or others having dealings with the Corporation, on such terms as the Board of Directors may deem expedient.

     (v)        To have one or more offices and to carry on

and conduct any or all of its operations and business and to do all such things as are conducive or incidental to the

attainment of its corporate purposes in the Republic of

Panama and in any and all colonies, dependencies, dominions,

possessions, states, territories and counties foreign

thereto; to keep the books and accounts of the Corporation,

including the Stock Register, at any place or places, either within or without the Republic of Panama; and to procure the registration or qualification or recognition of the

Corporation in or under the laws of any colony, dependency,

dominion, possession, state, territory or country in the

world.

     (w)        To provide for the management of the affairs

of the Corporation abroad in such manner and by such means

as the Board of Directors may from time to time deem

suitable and appropriate and for the delegation to an

attorney or attorneys of the Corporation, who may be any

person or persons, of such powers, authorities and

discretions as the directors may think fit.

     (x)        To issue shares of the capital stock of the

Corporation for cash, for labor done, for property, real or

personal, or for leases thereof, or for any combination of

any of the foregoing, or in exchange for the stock,

debentures, debenture stock, bonds, securities or

obligations of any person, firm, association, corporation or other organization.

     (y)        To accept and vote a proxy or proxies from

individuals, partnerships, persons, firms, associations or

corporations.

     (z)        To distribute in specie, by way of dividend

or otherwise, among the stockholders, customers or employees of the Corporation, any shares of stock or securities

belonging to the Corporation or any property or assets of

the Corporation.

     (aa)       To do any and all of the above acts and

things and to have and exercise any and all of the above

powers in any part of the world and either as principal,

attorney, factor, broker, commission merchant, trustee

(without conducting trust businesses in the Republic of

Panama), agent, contractor or otherwise and either alone or

in conjunction with others and either by or through agents,

trustees or otherwise.

     (bb)       To do all things necessary for the

accomplishment of the objects and purposes enumerated in

these Articles of Incorporation or any amendment thereto or

necessary or incidental to the protection or benefit of the

Corporation.

     (cc)       In general, to carry on any lawful business not

prohibited to corporations in any part of the world whether

or not such business is similar in nature to the objects set forth in these Articles of Incorporation or any amendment

thereto, including without limitation to have and exercise

all the powers conferred by the laws of the Republic of

Panama upon corporations formed under the Act hereinafter

referred to, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or

could do.

     It is hereby declared that the word "company" wherever

used in this Article SECOND shall be deemed to include any

partnership or other body of persons, whether incorporated

or not incorporated, and whether organized or domiciled in

the Republic of Panama or elsewhere.  The purposes specified in each paragraph of this Article SECOND shall, except where otherwise expressed in such paragraph, be in no wise limited or restricted by reference or inference, from the terms of

any other paragraph and that in the event of any ambiguity

this Article SECOND shall be construed in such a way as to

widen and not to restrict the powers of the Corporation.

     With these purposes the Corporation shall have all the

powers outlined in Article 19 of Law 32 of 1927 of the

Republic of Panama as well as any other powers which may be

granted to the Corporation by any other laws in force.

     THIRD:     Capital.     The authorized capital of the
     -----      -------
Corporation shall consist of THIRTY-SEVEN MILLION NINE HUNDRED

SIXTY THOUSAND U.S. DOLLARS (U.S. $37,960,000), consisting of:

THIRTY-FIVE MILLION (35,000,000) shares of common stock, par value

FIVE U.S. CENTS (U.S. $.05) per share ("Common Stock"); THREE

HUNDRED SIXTY-TWO THOUSAND (362,000) shares of preferred

stock, par value ONE HUNDRED U.S. DOLLARS (U.S. $100.00) per share ("Preferred Stock"); and ONE MILLION (1,000,000)

shares of class A preferred stock, par value ONE U.S. CENT

(U.S. $.01) per share ("Class A Preferred Stock").  Shares

shall all be in nominative form and may not be issued to

bearer.

     A.         The powers, designations and preferences and

the relative, participating, optional and other special

rights of Common Stock and Preferred Stock, and the

qualifications, limitations and restrictions of such

preferences and/or rights, are as follows:

                (a)  Dividends.     The holders of Preferred

Stock, in preference to the holders of Common Stock, shall

be entitled to receive, when and as declared by the Board of

Directors out of any funds legally available therefore,

cumulative dividends in cash, payable quarterly on the last

day of each of the months of March, June, September and December in each year commencing with 1996 to holders of Preferred Stock of record on the first day of the calendar month in which such dividends
are payable, of EIGHT U.S. DOLLARS (U.S. $8.00) per share

per annum.  Dividends on shares of Preferred Stock shall

first begin to accrue on January 1, 1996, shall be

cumulative, and shall be paid pro rata to the holders of

Preferred Stock.  Accrued but unpaid dividends shall not

bear interest.

                     Commencing January 1, 1996, and for so

long thereafter as any shares of Preferred Stock are

outstanding, no dividend or other distribution shall be

declared or paid on shares of Common Stock with respect to

any calendar year, unless the cumulative dividends on all

outstanding shares of Preferred Stock shall have been paid

in full or contemporaneously are declared and paid through

December 31st of such calendar year.  At any time after such cumulative dividends have been paid in full or

contemporaneously declared and paid through December 31st of such calendar year, a dividend or other distribution may be

declared or paid on shares of Common Stock; provided that,

after the holders of Common Stock shall have received in any calendar year commencing January 1, 1996, dividends or other distributions, in the aggregate, in an amount per share of

Common Stock held by such holders equal to the quotient

obtained by dividing EIGHT U.S. DOLLARS (U.S. $8.00) by the

Conversion Ratio then in effect pursuant to paragraph (d)

below, no further dividends or other distributions shall be

declared or paid on shares of Common Stock during such

calendar year, unless an equivalent dividend or distribution on the outstanding shares of Preferred Stock shall have been paid or declared and a sum sufficient for the payment

thereof set apart.  For purposes of the declaration or

payment of dividends or other distributions, a dividend or

distribution on shares of Preferred Stock shall be deemed

"equivalent" to a dividend or distribution on shares of

Common Stock if the dividend or distribution declared or

paid on each outstanding share of Preferred Stock entitles

the holder thereof to the same money or other property to

which such holder would have been entitled if such holder

held the number of full and fractional shares of Common

Stock into which such share of Preferred Stock is then

convertible.

                (b)  Liquidation.     Upon any voluntary or

involuntary liquidation, dissolution or winding up of the

Corporation:  (i) each holder of record of shares of Preferred

Stock shall be entitled, before any distribution is made on

shares of

Common Stock, to be paid ONE HUNDRED U.S. DOLLARS

(U.S. $100.00) per share of Preferred Stock held by such

holder, plus, in each case, an amount equal to all accrued

and unpaid dividends thereon, if any; (ii) thereafter, each

holder of record of shares of Common Stock shall be

entitled, before any further distribution is made on shares

of Preferred Stock, to be paid an amount per share of Common

Stock held by such holder equal to the quotient obtained by

dividing ONE HUNDRED U.S. DOLLARS (U.S. $100.00) by the

Conversion Ratio then in effect pursuant to paragraph (d)

below; and (iii) thereafter, the holders of Common Stock and

Preferred Stock shall be entitled to participate in the net

assets of the Corporation remaining after such dissolution,

liquidation or winding up and after payment or provision for the payment of the debts and liabilities of the Corporation,

distributing such proceeds pro rata among the holders of

Common Stock and Preferred Stock without priority between

such classes, and for purposes of liquidating distributions

each share of Preferred Stock shall be treated as the number of full and fractional shares of Common Stock into which

such share of Preferred Stock is then convertible.

                     The foregoing provisions of this

paragraph (b) shall not, however, be deemed to require the

distribution of assets among the holders of Common Stock and

Preferred Stock in the event of a merger, consolidation, or

sale, transfer or lease of all or substantially all of the

Corporation's assets if such transaction does not in fact

result in the dissolution, liquidation or winding up of the

Corporation.

                (c)  Voting.   Each share of Common Stock

shall entitle the registered holder thereof to one vote on

all matters brought before the stockholders of the

Corporation for a vote.  The registered holders of shares of

Preferred Stock shall also be entitled to vote on all

matters brought before the stockholders of the Corporation

for a vote, with each share of Preferred Stock entitling the registered holder thereof to one vote for each whole share

of Common Stock into which such share of Preferred Stock is

then convertible.  Except as set forth below or as otherwise required by law, the holders of Preferred Stock and the

holders of Common Stock shall vote together as one class on

all matters brought before the stockholders of the

Corporation for a vote.

                     The holders of the Preferred Stock

shall be entitled to vote as a class upon any proposed

amendment to the Corporation's Articles of Incorporation, if and to the extent such amendment would increase or decrease

the aggregate number of authorized shares of Preferred

Stock, increase or decrease the par value of the shares of

Preferred Stock, alter or change the powers, preferences or

special rights of the Preferred Stock so as to affect them

adversely, or authorize a class of equity security of the

Corporation senior to the Preferred Stock.

                (d)  Conversion.     Each share of Preferred Stock

shall be convertible, at the option of the holder thereof, at any time, into that number of full shares of Common Stock equal to the

Conversion Ratio (as hereinafter defined and as the same may be adjusted as set forth below).  Conversion of a share of Preferred

Stock shall be effected by surrender of the holder's certificate representing such share of Preferred Stock, accompanied by a written notice from such holder addressed to the Corporation requesting conversion.  Upon voluntary conversion, holders of converted shares of Preferred Stock will be issued certificates representing the full shares of Common Stock (and cash with respect to any fractional interest in a share of Common Stock as provided below) to which they are entitled.

                     Upon the effectiveness of the

Corporation's first registration statement covering Common

Stock filed under the United States Securities Act of 1933,

as amended, or any successor to such statute, each share of

Preferred Stock shall immediately and automatically become

converted into that number of full shares of Common Stock

equal to the Conversion Ratio, as the same may be adjusted

as set forth below.  Upon automatic conversion, holders of

converted shares of Preferred Stock shall promptly surrender their certificates representing such shares to the

Corporation, whereupon such holders will be issued

certificates representing the full shares of Common Stock

(and cash with respect to any fractional interest in a share of Common Stock as provided below) to which they are

entitled.

                     The Conversion Ratio at the time of the

first issuance of shares of Preferred Stock shall equal one

(1.0).  Thereafter, the Conversion Ratio shall be subject to the following adjustments:

                     (i)  If the Corporation shall declare a

dividend or distribution of its capital stock or of

evidences of the Corporation's indebtedness or assets

(excluding cash dividends or distributions) on Common Stock,

or effect a stock split or reverse stock split with respect

to Common Stock, or issue shares of its capital stock by

reclassification of shares of Common Stock, the Conversion

Ratio in effect on the record date, for any such stock

dividend or distribution, or the effective date of any such

other event, shall be adjusted proportionately so that the

holder of a share of Preferred Stock thereafter shall be

entitled to receive upon conversion the aggregate number of

shares of Common Stock or other capital stock that such

holder would own or be entitled to receive after the

happening of any of the events mentioned above if such share of Preferred Stock had been converted immediately prior to

the close of business on such record date or effective date,

as applicable.

                     (ii) If the Corporation shall effect

any reclassification or similar change of outstanding shares of Common Stock (other than as set forth in clause (i) of

this paragraph (d)) or a consolidation or merger of the

Corporation with another corporation or a conveyance of all

or substantially all of the assets of the Corporation, a

share of Preferred Stock shall, after such capital

reorganization, reclassification, change, consolidation,

merger or conveyance, be convertible only into the number of shares of stock or other properties, including cash, to

which a holder of the number of shares of Common Stock

deliverable upon conversion of a share of Preferred Stock

would have been entitled upon such capital reorganization,

reclassification, change, consolidation, merger or

conveyance if such share of Preferred Stock had been

converted immediately prior to the effective date of such

event; and, in any such case, appropriate adjustments (as

determined by the Board of Directors) shall be made in the

application of the provisions set forth in this Article

THIRD with respect to the rights and interests thereafter of the holders of Preferred Stock to the end that the

provisions set forth in this Article THIRD (including

provisions with respect to changes in
and other adjustments of the conversion rights in this

paragraph (d)) shall thereafter be applicable, as nearly as

may be reasonable, in relation to any shares of stock or

other securities thereafter deliverable upon the conversion

of a share of Preferred Stock.

                     (iii)     The Corporation shall give

written notice to the holders of Preferred Stock of any

proposed transaction within the scope of clause (i) or (ii)

of this paragraph (d) not less than ten (10) days prior to

the anticipated record date or effective date, as the case

may be, therefor and provide in such written notice a brief

description of the terms and conditions of such transaction.

                     In connection with the conversion of

any shares of Preferred Stock, no fractions of shares of

Common Stock shall be issued, but the Corporation shall pay

a cash adjustment in respect of such fractional interest in

an amount equal to the fair market value of such fractional

interest as determined by the Board of Directors.  If more

than one share of Preferred Stock shall be surrendered for

conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of

shares of Preferred Stock so surrendered.

                     Upon conversion of any shares of

Preferred Stock the holder thereof shall be entitled to

receive from the Corporation, in respect of the shares so

converted, payment in cash of any dividends which have

become payable in accordance with paragraph (a) of this

Article THIRD but remain unpaid.  In the event the

Corporation is prevented by applicable corporate law, in

whole or in part, from making such dividend payment, the

Corporation shall have a continuing obligation to make such

payment, which shall survive such conversion, until the same is paid.

                (e)  Redemption.     On March 31, 2001, the

Corporation, upon notice given as provided below, shall redeem all then outstanding shares of Preferred Stock by paying

therefor in cash, as provided below, the sum of ONE HUNDRED

U.S. DOLLARS (U.S. $100.00) per share, plus, in each case,

a cash amount equal to all accrued and unpaid dividends thereon,

if any (the "Redemption Price").

                     At least ten (10) and not more than

thirty (30) days' previous notice of such redemption of

Preferred Stock shall be mailed to the holders of record of

such Preferred Stock at their respective addresses as the

same shall appear on the books of the Corporation.

                     On or before March 31, 2001, the

Corporation may provide for the payment of an amount

sufficient to redeem the shares of Preferred Stock called

for redemption by either (i) setting aside the amount,

separate from its other funds, in trust for the benefit of

the holders of the shares to be redeemed, or (ii) depositing such amount in a bank or trust company as a trust fund, with irrevocable instructions and authority to the bank or trust

company to give or complete the notice of redemption and to

pay to the holders of the shares of Preferred Stock to be

redeemed, on or after March 31, 2001, the Redemption Price

upon surrender of their respective share certificates.  If

the Corporation so provides for payment of the Redemption

Price by either method, then, from and after March 31, 2001,

(i) the shares of Preferred Stock shall be deemed to be

redeemed, (ii) dividends thereon shall cease to accrue,

(iii) such setting aside or deposit shall be deemed to

constitute full payment for the shares, (iv) the shares no

longer shall be deemed to be outstanding, (v) the holders

thereof shall cease to be stockholders with respect to such

shares, and (vi) the holders shall have no rights with

respect thereto, except the right to receive (without

interest) the Redemption Price upon surrender of their stock certificates.  Any interest accruing on funds so set aside

or deposited shall belong to the Corporation.  If funds are

deposited with a bank or trust company as provided herein,

and the holders of the shares of Preferred Stock do not,

within three (3) years after such deposit, claim any amount

so deposited for the redemption thereof, the bank or trust

company shall pay over to the Corporation upon demand the

balance of the funds so deposited, and the bank or trust

company thereupon shall be relieved of all responsibility to such holders.

                     In the event the Corporation is

prevented by applicable corporate law, in whole or in part,

from making any redemption payments at the time called for

under this paragraph (e), the Corporation shall make such

redemption at the
appointed time, only to the extent permitted by applicable

corporate law, and shall then complete such redemption (in

one or more later transactions) at such time or times as the same is permitted by applicable corporate law.

                (f)  Identical Rights and Privileges.

Except as otherwise expressly provided above in this Article

THIRD, the holders of Common Stock and the holders of

Preferred Stock shall be entitled to the same rights and

privileges.

                (g)  Restrictions on Transfer to Preserve

Tax Status.     It is in the best interests of the

Corporation and its stockholders that the Corporation's

status as a non-controlled foreign corporation ("Non-CFC")

under the United States Internal Revenue Code of 1986, as

amended from time to time (the "Code"), be preserved.

Therefore, any purported Transfer (as hereinafter defined)

of any shares of Common Stock to any person or entity, which would result in such person or entity, together with any

other person or entity whose shares of Common Stock would be aggregated with such person or entity for purposes of

Section 957 of the Code, being the beneficial owner of ten

percent (10%) or more of the issued and outstanding shares

of Common Stock, will be subject to a determination by the

Board of Directors in good faith, in its sole discretion,

that such Transfer would not in any way, directly or

indirectly, affect the Corporation's Non-CFC status.  The

transferee or transferor proposed to be involved in such

Transfer shall give to the Secretary of the Corporation not

less than thirty (30) days prior written notice of such

proposed Transfer.  In the event of an attempted Transfer in violation of this paragraph (g), the purported transferee

shall acquire no rights whatsoever in such shares of Common

Stock.  If the Board of Directors shall at any time

determine in good faith that a Transfer has taken place in

violation of this paragraph (g) or that a person intends to

acquire, has attempted to acquire or may acquire ownership

of any shares of Common Stock in violation of this paragraph

(g), the Board of Directors shall take such action as it

deems advisable to refuse to give effect to or to prevent

such Transfer, including without limitation instituting

proceedings to enjoin such Transfer.  In the case of an

ambiguity in the application of any of the provisions of

this paragraph (g), the Board of Directors shall have the

power to determine the application of the provisions of this paragraph (g) with respect to any situation based on the

facts known to it.  For
purposes of this paragraph (g), the term "Transfer" shall

mean any sale, transfer, gift, assignment, devise or other

disposition of Common Stock, including without limitation

(1) the granting of any option or entering into of any

agreement for the sale, transfer or other disposition of

Common Stock, or (2) the sale, transfer, assignment or other disposition of any securities or rights convertible into or

exchangeable for Common Stock, whether voluntary or

involuntary, whether of record or beneficially, and whether

by operation of law or otherwise.  Nothing in this paragraph

(g) precludes the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

     B.         Class A Preferred Stock may be issued from

time to time in one or more series, each of such series to

have such voting powers, full or limited, or no voting

powers, and such designations, preferences and relative,

participating, optional or other special rights, and

qualifications, limitations or restrictions thereon or

thereof, as are stated and expressed herein and in the

resolution or resolutions providing for the issue of such

series adopted by the Board of Directors as hereinafter

provided.  Authority is hereby expressly granted to the

Board of Directors, subject to the provisions of this

Part B, to authorize the issue of one or more series of Class A

Preferred Stock and, with respect to each series, to fix by

resolution or resolutions providing for the issue of such

series:

                (a)  The number of shares to constitute such

series and the distinctive designation thereof, provided

that unless otherwise stated in any resolution or

resolutions relating to such series, such number of shares

may be increased or decreased by the Board of Directors in

connection with any classification or reclassification of

unissued shares of Class A Preferred Stock;

                (b)  The annual dividend rate on the shares

of such series and the date or dates from which dividends

shall accumulate;

                (c)  Whether the holders of such series are

or are not entitled to participate in earnings of the

Corporation through dividends in excess of (or in lieu of)

dividends at an annual rate and the terms of any such right

to participate;

                (d)  Whether or not the shares of such

series shall be subject to redemption, the limitations and

restrictions with respect to such redemption, if any, and

the times of redemption of the shares of such series and the amounts (or methods of calculating such amounts) which the

holders of such series shall be entitled to receive upon the redemption thereof, which amounts (or method of calculating

such amounts) may vary at different redemption dates and may also, with respect to shares redeemed through the operation

of any retirement or sinking fund, be different from the

amounts (or method of calculating such amounts) with respect to shares otherwise redeemed;

                (e)  The amount (or method of calculating

such amount) which the holders of such series shall be

entitled to receive upon the voluntary or involuntary

liquidation, dissolution or winding up of the Corporation;

                (f)  Whether or not the shares of such

series shall be subject to the operation of a retirement or

sinking fund and, if so, the extent to and manner in which

it shall be applied to the purchase or redemption of the

shares of such series for retirement or to other corporate

purposes and the terms and provisions relative to the

operation thereof;

                (g)  Whether or not the shares of such

series shall be convertible into, or exchangeable for,

shares of stock of any other class or classes, or of any

other series of the same class, and if so convertible or

exchangeable, the price or prices or the rate or rates of

conversion or exchange and the method, if any, of adjusting

the same, and the other terms and conditions of such

conversion or exchange;

                (h)  The voting rights, if any, of holders

of shares of such series in addition to the voting rights

provided for by applicable law;

                (i)  The limitations and restrictions, if

any, to be effective while any shares of such series are

outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition
by the Corporation of Common Stock or any other class or

classes of stock of the Corporation ranking junior to the

shares of such series;

                (j)  The conditions or restrictions, if any,

upon the creation of indebtedness of the Corporation or upon the issue of any additional stock (including additional

shares of such series or of any other series or class)

ranking on a parity with or prior to the shares of such

series as to dividends or upon liquidation; and

                (k)  Any other preference and relative,

participating, optional, or other special rights, and

qualifications, limitations or restrictions thereon or

thereof, as shall not be inconsistent with this Part B.

                All shares of any one series of Class A

Preferred Stock shall be identical with each other in all

respects, except that shares of any one series issued at

different times may differ as to the dates from which

dividends thereon shall be cumulative if dividends on such

series accumulate; and all series shall rank equally and be

identical in all respects, except as permitted by the

foregoing provisions of this Part B.

                For purpose hereof and of any resolution of

the Board of Directors providing for the classification or

reclassification of any shares of Class A Preferred Stock or for the purpose of any certificate filed with the Republic

of Panama (unless otherwise provided in any such resolution

or certificate):

                (i)  The term "outstanding," when used in

reference to shares of stock, shall mean issued shares,

excluding shares held by the Corporation and shares called

for redemption, funds for the redemption of which shall have been deposited in trust;  and

                (ii) The amount of dividends "accrued" on

any share of Class A Preferred Stock of any series providing for cumulative dividends as at any dividend date shall be

deemed to be the amount of any unpaid dividends accumulated

thereon to and including such dividend date, whether or not

earned or declared, and the
amount of dividends "accrued" on any share of Class A

Preferred Stock of any series as at any date other than a

dividend date shall be calculated thereon to and including

the last preceding dividend date, whether or not earned or

declared, plus an amount equivalent to the pro rata portion

of the periodic dividend with respect thereto at the annual

dividend rate fixed for the shares of such series for the

period after such last preceding dividend date to and

including the date as of which the calculation is made.

     FOURTH:    Limited Liability.     The liability of each
     ------     -----------------
stockholder is limited to the amount, if any, unpaid on his shares.

     FIFTH:     Domicile.     The domicile of the
     -----      --------
Corporation is in the Republic of Panama, and the name of its

Resident Agent is the law firm ARIAS, FABREGA & FABREGA, whose domicile is at Edificio Plaza Bancomer, 50th  Street, Panama 5,

Republic of Panama. The Corporation may, as provided for by the

Board of Directors, engage in business and establish branches and keep its files and assets anywhere in the world.  The

Corporation may change its domicile of incorporation and

continue to exist under the laws or jurisdiction of another

country, if authorized by resolution of the Board of

Directors or the stockholders of the Corporation.

     SIXTH:     Duration.     The duration of the
     -----      --------
Corporation's existence is to be perpetual.

     SEVENTH:   Board of Directors.     The business of the
     -------    ------------------
Corporation shall be managed under the direction of a Board

of Directors in accordance with the following:

                (a)  The Board of Directors may exercise all

of the powers of the Corporation except such as are by law,

by these Articles of Incorporation or by the Bylaws

conferred upon or reserved to the stockholders.

                (b)  The number of directors constituting

the entire Board of Directors shall be not less than three

(3) directors nor more than fifteen (15) directors, the

exact number within such limits to be determined from time

to time by resolution
adopted by the affirmative vote of a majority of the

directors present at a meeting of the Board of Directors at

which a quorum is present; provided, however, that the

number of directors shall not be reduced so as to shorten

the term of any director at that time in office; and

provided further, that the number of directors constituting

the entire Board of Directors shall be six (6) until

otherwise fixed by a majority of the entire Board of

Directors.

                (c)  The Board of Directors shall be divided

into three classes, designated Class I, Class II and Class III.

All classes shall be as nearly equal in number as

possible, and no class shall include less than one (1)

director.  The terms of office of the directors initially

classified shall be as follows: at the 1996 annual meeting

of stockholders, Class I directors shall be elected for a

one-year term expiring at the next annual meeting of

stockholders; Class II directors shall be elected for a two-

year term expiring at the second succeeding annual meeting

of stockholders; and Class III directors shall be elected

for a three-year term expiring at the third succeeding

annual meeting of stockholders.  At each annual meeting of

stockholders after such initial classification, directors to replace those whose terms expire at such annual meeting

shall be elected to hold office until the third succeeding

annual meeting.  Each director shall hold office until the

expiration of that director's term and until that director's successor is elected and qualifies, unless that director

earlier dies, resigns or is removed.  If the number of

directors is changed in accordance with the terms of these

Articles of Incorporation, any increase or decrease shall be apportioned among the classes so as to maintain the number

of directors in each class as nearly equal in number as

possible.

                (d)  Nominations of candidates for election

as directors of the Corporation at any meeting of the

stockholders at which election of one or more directors

shall be held (an "Election Meeting") may be made by or at

the direction of the Board of Directors or by any

stockholder entitled to vote at such Election Meeting, in

accordance with the following procedures.  Nominations made

by or at the direction of the Board of Directors may be made at any time.  At the request of the Secretary of the

Corporation, each proposed nominee shall provide the

Corporation with such information concerning the proposed

nominee as is required, under the rules of the U.S.

Securities and

Exchange Commission, to be included in the Corporation's

proxy statement soliciting proxies for the nominee's

election as a director.  Nominations, other than those made

by or at the direction of the Board of Directors, shall be

made pursuant to timely notice in writing to the Secretary

of the Corporation.  Not less than forty-five (45) days nor

more than ninety (90) days prior to the date of the Election

Meeting, any stockholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the Corporation setting forth (i) the name, age, business address and residence address of each nominee proposed in

such notice, (ii) the principal address of each nominee

proposed in such notice; (iii) the number and type of shares of stock of the Corporation which are beneficially owned by

each such nominee, and (iv) such other information

concerning each such nominee as would be required, under the rules of the U.S. Securities and Exchange Commission, in a

proxy statement soliciting proxies for the election of such

nominees.  Such notice shall include a signed consent of

each such nominee to serve as a director of the Corporation,

if elected.  In the event that a person who is validly

designated as a nominee in accordance with this paragraph

shall thereafter become unable or unwilling to stand for

election to the Board of Directors, the Board of Directors

may designate a substitute nominee.  If the Chairman of the

Election Meeting determines that a nomination was not made

in accordance with the foregoing procedures, such nomination shall be void.

                (e)  Any vacancies in the Board of Directors

for any reason, and any directorships resulting from any

increase in the number of directors, may be filled by the

Board of Directors, acting by a majority of the directors

then in office, although less than a quorum, and any

director so chosen shall hold office until the next election of the class for which such director shall have been chosen

and until such director's successor shall be elected and

shall qualify.

                (f)  There shall be no cumulative voting in

the election of directors.  Election of directors need not

be by written ballot unless the Bylaws of the Corporation so provide.

                (g)  No director may be removed from office

by the stockholders except for cause with the affirmative

vote of the holders of not less than a majority of the total voting power of all outstanding securities of the

Corporation then entitled to vote generally in the election

of directors, voting together as a single class.

                (h)  Notwithstanding the foregoing, whenever

the holders of any one or more classes or series of

preferred stock issued by the Corporation shall have the

right, voting separately by class or series, to elect

directors at an annual or special meeting of stockholders,

the election, term of office, filling of vacancies and other features of such directorships shall be governed by the

terms of these Articles of Incorporation applicable thereto

(including the resolutions adopted by the Board of Directors pursuant to Article THIRD), and such directors so elected

shall not be divided into classes pursuant to paragraph (c)

of this Article SEVENTH unless expressly provided by such

terms.

                (i)  Meetings of directors may be held in

the Republic of Panama or in any other country.  A majority

of the directors then in office shall constitute a quorum

for the transaction of business at any meeting of the Board

of Directors.

                (j)  At any meeting of the directors, any

director may be represented and vote by proxy or proxies

(who need not be directors) appointed by an instrument in

writing, public or private, with or without power of

substitution.  One or more directors may participate in a

meeting of the Board of Directors, or of a committee of the

Board of Directors, by means of conference telephone or

similar communications equipment by means of which all

persons participating in the meeting can hear each other.

Participation in a meeting by such means shall constitute

presence in person at such meeting.

                (k)  A director may hold any remunerative

office of profit with the Corporation in addition to the

office of director.  No director shall be disqualified from

entering into contracts, arrangements or dealings with the

Corporation and no such contracts, arrangements or dealings

shall be voided, whether they be with the director or with a corporation in which he is interested as member or director or officer or otherwise, and no director shall be

liable to account to the Corporation for any profit arising

out of any such contract, arrangement or dealing, provided

that such director discloses to the directors of the

Corporation his interest in such contract, arrangement or

dealing at or before the time such contract, arrangement or

dealing is determined upon or entered into and such

contract, arrangement or dealing is approved by the Board of

Directors.

                (l)  The Board of Directors may appoint two

or more of their number to constitute an Executive Committee or any other committee or committees, who shall have and

exercise the powers of the Board of Directors in the

management of the business and affairs of the Corporation to the extent and subject to the restrictions expressed in

these Articles of Incorporation, the Bylaws or the

resolution appointing such committee or committees.

                (m)  The Board of Directors may make, alter,

amend and repeal the Bylaws.

                (n)  The Board of Directors may, without

stockholder approval, cause the Corporation to guaranty

debts and obligations of its wholly- or partly-owned

subsidiaries or entities within the common control of the

stockholders of the Corporation, and pledge, encumber,

hypothecate, or otherwise grant as security, assets of the

Corporation as guaranty or security for said debts.

                (o)  Notwithstanding any other provisions of

these Articles of Incorporation or the Bylaws of the

Corporation (and notwithstanding the fact that a lesser

percentage may be specified by law, these Articles of

Incorporation or the Bylaws of the Corporation), any

proposal to amend or repeal, or adopt any provision

inconsistent with, this Article SEVENTH or any provision of

this Article SEVENTH shall require the affirmative vote of

the holders of seventy-five percent (75%) or more of the

outstanding shares of stock of the Corporation entitled to

vote on such matter.

                (p)  To the fullest extent permitted by the

General Corporation Law of the Republic of Panama, as the

same exists or may hereafter be amended, a director of the

Corporation shall not be personally liable to the

Corporation or its stockholders for monetary damages for

breach of fiduciary duty as a director.  The Board of

Directors may (i) cause the Corporation to enter into

contracts with directors providing for the limitation of

liability set forth in this paragraph (p) to the fullest

extent permitted by law, and (ii) adopt Bylaws or

resolutions or cause the Corporation to enter into contracts providing for indemnification of directors and officers of

the Corporation and other persons.  No amendment to or

repeal of this paragraph (p) shall apply to, or have any

effect on, the liability or alleged liability of any

director of the Corporation for or with respect to any acts

or omissions of such director occurring prior to such

amendment or repeal.

                (q)  The Board of Directors may, without

stockholder approval, sell, lease, exchange or otherwise

dispose of any part of the assets, rights, property or

undertakings of the Corporation, including its goodwill and

its corporate franchise, upon such terms and conditions and

for such consideration, which may consist in whole or in

part of money or other property, including shares of stock

in, and/or other securities of, any other corporation or

corporations as the Board of Directors deems expedient and

for the best interests of the Corporation; provided,

however, any such sale, lease, exchange or other disposal

that constitutes all or substantially all of the assets,

rights, property and undertakings of the Corporation,

including its goodwill and its corporate franchise, shall

require the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled

to vote on such matter.

     EIGHTH:    Meetings.     All the meetings of the
     ------     --------
stockholders and of the Board of Directors shall be held at

the office of the Corporation in the Republic of Panama or

at any other place or places, within or without the Republic of Panama, as may be determined from time to time by the

Board of Directors.

     NINTH:     Amendment.     The Corporation reserves the
     -----      ---------
right to amend these Articles of Incorporation as from time

to time amended, in the manner now or
hereafter prescribed by law, and all rights conferred on

officers, directors and stockholders herein are granted

subject to this reservation.

     TENTH:     No Preemptive Right.     No stockholder
     -----      -------------------
shall have a preferential or preemptive right to purchase

or subscribe for any shares of the Corporation, whether

now or hereafter authorized or issued, including any shares

issued pursuant to an increase in authorized capital stock,

or pursuant to the issuance of stock which has previously

been authorized but remains unissued or from a prior issue

that has remained unsold, or in respect of stock that the

Corporation has purchased and which remains outstanding as

treasury stock.